                                                                   Exhibit 10.25

[Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the commission.]




                       DRUG DEVELOPMENT PROJECT AGREEMENT

       THIS AGREEMENT is effective as of the 1st day of April, 1993, between CTRC RESEARCH FOUNDATION ("CTRC RESEARCH") located at 14960 Omicron, San Antonio, Texas 78245 and MGI PHARMA, INC. located at Suite 300 E, Opus Center, 9900 Bren Road East, Minneapolis, Minnesota 55343-9667 ("SPONSOR"), for the purpose of conducting a project to develop a more effectual process to synthesize 4-hydroperoxycyclophosphamide ("4-HC") and the synthesis of 4-HC to be used for drug development purposes (the "PROJECT"). CTRC RESEARCH and SPONSOR agree as follows:

1.                                  SERVICES

       1.1. CTRC RESEARCH agrees to use its best efforts to conduct the PROJECT, as an independent contractor, substantially in accordance with the Workplan described in Exhibit 1 as attached hereto ("WORKPLAN"), sa the same may be superseded or amended from time to time with the consent of SPONSOR and CTRC RESEARCH, but subject to CTRC RESEARCH policy, applicable laws and regulations. The PROJECT will be supervised by Alexander L. Weis, Ph.D. ("Project Manager") with assistance from associates and colleagues as may be required.

       1.2 SPONSOR agrees to engage the services of CTRC RESEARCH to conduct the PROJECT on the terms hereinafter set forth. CTRC RESEARCH understands and agrees that the PROJECT is being conducted for SPONSOR for the purpose of (i) developing a more effectual process to synthesize 4-HC and (ii) conducting drug development activities involving 4-HC. CTRC RESEARCH further understands and agrees that the PROJECT shall be owned solely and exclusively by SPONSOR and shall remain the exclusive property of SPONSOR and that CTRC RESEARCH shall have no right, title or interest in or the PROJECT, except as provided by this Agreement.

       1.3 CTRC RESEARCH shall provide SPONSOR with progress reports on a regular basis, including telecommunication, on-site visits to CTRC RESEARCH facilities, sharing of technical information such as Drug Master Files and Batch Production Records, and shall also consult with SPONSOR at such times and provide such additional reports and other information as SPONSOR may reasonably request.

       1.4. CTRC shall, at the option of SPONSOR which option is exercisable at the end of the initial Term and any Renewal Term of this Agreement, provide consulting services to SPONSOR regarding the process of synthesizing 4-HC as developed through the PROJECT. The consulting services shall include advising MGI on the techniques used in synthesizing 4-HC.

2.                                COMPENSATION

       2.1. In consideration for performance of Phase One of the PROJECT by CTRC RESEARCH during 1993, SPONSOR shall pay to CTRC RESEARCH the aggregate
amount of $    [**]    , which sum is hereby acknowledged as received by CTRC
RESEARCH.

       2.2. CTRC RESEARCH's compensation for Phase Two of the PROJECT shall be determined as follows:

       For each 100 gram of 4-HC which is ordered by SPONSOR, up to a total of 300 grams, CTRC RESEARCH shall be paid the following amounts:


              (i)    First 100 grams              -             $  [**] ;
                                                                --------
              (ii)   Second 100 grams             -             $  [**] ; and
                                                                --------
              (iii)  Third 100 grams              -             $  [**] .
                                                                --------

       [**]       percent ([**]%) of the charges for each order shall be due and payable upon authorization by SPONSOR as evidenced by issuance of a
       purchase order,    [**]     percent ([**]%) when half of the material in
       the order has been produced and the remaining    [**]    percent ([**]%)
       upon delivery of the remainder of the order of 4-HC.

       For any orders of 4-HC above the 300 gram level for MGI's non-commercial drug development purposes, SPONSOR shall first negotiate with CTRC RESEARCH in good faith for a mutually acceptable amount of reimbursement
       for CTRC RESEARCH, which compensation shall not exceed   [**]   per
       gram. If CTRC RESEARCH does not provide further services under Phase Two of the PROJECT, this Agreement shall continue as specified in
       Section 3.1 of this Agreement.

       The provisions of this Section 2.2 and of this Agreement notwithstanding, CTRC RESEARCH agrees and understands that the 4-HC produced under this Agreement is to be used for the purpose of preparing and submitting an NDA to the FDA and that any and all obligations of SPONSOR to purchase 4-HC from CTRC RESEARCH are for such purpose, and, that furthermore, nothing in this Agreement shall be construed to require SPONSOR to purchase more grams of 4-HC (including the 300 grams identified in this Section 2.2) from CTRC RESEARCH under this Agreement than are reasonably required to secure such FDA approval.

       2.3. The compensation enumerated in Sections 2.1 and 2.2 is for services specified in the Work Plan. Further services of CTRC RESEARCH related to 4-HC which are requested by SPONSOR will be provided by CTRC RESEARCH at an amount of compensation to be mutually agreed by the parties, which agreement shall constitute an amendment to this Agreement and shall be evidenced by a written amendment as provided in Section 11.2.

       2.4.   For consulting services as specified in Section 1.4 of this
Agreement, SPONSOR shall pay to CTRC RESEARCH the sum of     [**]       Dollars
($ [**] ) per year which sum is due and payable at the beginning of each Renewal Term.

3.                                    TERM

       3.1. This Agreement shall be for a period of three (3) years beginning on the effective date of this Agreement, but shall sooner terminate (i) at the option of SPONSOR, upon thirty (30) days written notice to terminate this Agreement which is exercisable by SPONSOR after it has ordered and received delivery of the 300 grams of 4-HC as discussed in Section 2.2 or (ii) upon the effective date of or the date as otherwise provided in the agreement between CTRC RESEARCH and SPONSOR as provided for in Section 4 (the "Initial Term"). This Agreement may be extended beyond the Initial Term of this Agreement for up to five (5) successive one (1) year terms ("Renewal Terms") upon the option of SPONSOR to obtain consultant services from CTRC RESEARCH as provided in Section
1.4. To exercise its option to obtain consultant services at the end of the Initial Term of this Agreement or any Renewal Term, SPONSOR shall provide written notice to CTRC RESEARCH at least ten (10) days prior to the end of the Initial Term or the Renewal Term.

       3.2. Notwithstanding the foregoing, either party may terminate this Agreement following thirty (30) days prior written notice if the other party shall fail to perform any material obligation imposed on it pursuant to this Agreement provided the non-performing party has not cured such breach of this Agreement prior to the expiration of he thirty (30) day period.

       3.3. In the event of early termination of this Agreement by SPONSOR during the Initial Term, for reasons other than a default by CTRC RESEARCH of its obligations under this Agreement SPONSOR shall be liable for all reasonable costs directly related to the PROJECT incurred by CTRC RESEARCH at the time of such termination, but in no event shall SPONSOR be liable for a total amount in excess of the total consideration payable by SPONSOR pursuant to Section 2. SPONSOR shall pay CTRC RESEARCH for such costs within thirty (30) days of receipt of an invoice for the same, which invoice shall include supporting documentation sufficient to establish the costs incurred.

       3.4. CTRC shall, upon the expiration or early termination of this Agreement, or at any time upon the request of SPONSOR, immediately return and deliver to SPONSOR any and all Confidential Information (as defined herein) and all material developed therefrom and all information, material, data, samples, work product, drug product and results related to the PROJECT provided CTRC RESEARCH may retain a copy thereof for its use consistent with the terms of this Agreement.

4.                            PRODUCTION AGREEMENT

       4.1. At such time as SPONSOR determines that it needs quantities of 4-HC for purposes other than drug development purposes, CTRC RESEARCH and SPONSOR agree to negotiate in good faith toward the execution of a definitive, commercially reasonable agreement pursuant to which CTRC RESEARCH will provide at least [**] percent ([**]%) of SPONSOR's requirements of 4-HC beyond the requirements contemplated by this Agreement. In conducting these negotiations, SPONSOR shall be considered as acting in good faith even though it bargains for reasonable time, quality and production requirements. During these negotiations, CTRC RESEARCH must be able to demonstrate to SPONSOR its ability to comply with reasonable requirements of SPONSOR regarding quality, time and production for the production of 4-HC. Such agreement shall also require that all of the product provided to SPONSOR shall be synthesized at a facility of CTRC RESEARCH or its affiliate (as defined in Section 4) meeting all applicable requirements of the United States Food and Drug Administration for GMP manufacturing facilities.

       4.2. Should CTRC RESEARCH and SPONSOR be unable to reach a definitive agreement after the completion of good faith negotiations, SPONSOR may seek to obtain a good faith, bona fide preliminary offer, proposal or bid (the "Bid") from a third party to synthesize 4-HC for SPONSOR which Bid contains at least the essential elements for an agreement to synthesize 4-HC. CTRC RESEARCH shall have the option to match the Bid upon the same terms and conditions as proposed by the third party as they relate to the provision of at least [**] percent ([**]%) of SPONSOR's requirements of 4-HC for non-research purposes. SPONSOR shall provide CTRC RESEARCH written notice of the terms of and conditions of he Bid and CTRC RESEARCH shall have thirty (30) days to exercise its option to match the Bid to synthesize the 4-HC by providing written notice to SPONSOR. Nothing in this Section 4, however, shall prevent SPONSOR from entering into an agreement with a third party for the remaining [**] percent ([**]%) of SPONSOR's 4-HC requirements.

       4.3.   CTRC RESEARCH shall have the right to assign the rights in this
Section 4 to an affiliate of CTRC RESEARCH, Lipitek, Inc. (provided it is owned in whole or in part by Alexander L. Weis, Ph.D.) or a third party which is approved by SPONSOR. An affiliate of CTRC RESEARCH shall be any entity that directly or indirectly, through one or more intermediaries, in whole or in part, is owned/controlled by, or is under common ownership/control with CTRC RESEARCH. For the affiliate to be considered to be "owned/controlled" or "under common ownership/control", the amount of ownership or control of the
affiliate must be at least       [**]      percent ([**]%) and the affiliate
must have Richard L. Love or a SPONSOR approved substitute, as a part of its management team.

       4.4. This Section shall survive the termination of this Agreement for a period of three (3) days.

5.                               INDEMNIFICATION

       5.1. CTRC RESEARCH shall, to the extent permitted under the laws of the State of Texas, indemnify and hold harmless SPONSOR, its directors, officers, agents, and employees from any liability, expense, cost, damage and loss resulting from any willful misconduct or negligent acts or omissions of CTRC RESEARCH, its officers, agents or employees, relating to the activities to be carried out pursuant to this Agreement.

       5.2 SPONSOR shall indemnify and hold harmless CTRC RESEARCH, its directors, officers, agents, and employees from any liability, expense, cost, damage and loss arising from the use, testing, research or marketing of 4-HC (clinical or otherwise), except for any liability, expense, cost, damage and loss which results from the willful misconduct or negligent acts or omissions of CTRC RESEARCH. for any 4-HC delivered by CTRC RESEARCH pursuant to this Agreement, the actions of CTRC RESEARCH in synthesizing the 4-HC in accordance with the specifications of this Agreement shall not constitute willful misconduct or negligent acts or omissions for purposes of this Agreement.

       5.3. SPONSOR shall, at SPONSOR's expense, defend and hold harmless CTRC RESEARCH against any and all claims that 4-HC infringes upon or appropriates any patent or other proprietary right. SPONSOR shall pay all costs, damages and reasonable attorney's fees that the court finally awards as a result of such a claim.

6.                               CONFIDENTIALITY

       6.1. During the term of this Agreement and for a period of five (5) years after termination of this Agreement, CTRC RESEARCH shall, except as may be authorized by this Agreement, maintain the confidentiality of any confidential or secret knowledge, information or material, whether developed by CTRC RESEARCH, SPONSOR, or by others, which CTRC RESEARCH has acquired or become acquainted with as a direct result of this Agreement and the PROJECT, including any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable), any customer or supplier lists, any confidential or secret development or research work, or any other confidential or secret aspects of the business of SPONSOR (collectively, "Confidential Information"). CTRC RESEARCH hereby acknowledges that the Confidential Information constitutes a unique and valuable asset of SPONSOR and represent a substantial investment of time and expense, and such Confidential Information shall not be disclosed or used other than as contemplated by this Agreement. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (a) was known to CTRC RESEARCH prior to SPONSOR's disclosing it; (b) was generally known to the public prior to SPONSOR's disclosing it; (c) becomes generally known to the public through no fault of CTRC RESEARCH, (d) is acquired from a third party, without violation of this Section 6; (e) is required to be disclosed to a governmental authority to obtain or maintain regulatory approval; or (f) was independently developed by CTRC RESEARCH without the use of or reliance on any Confidential Information, as shown by written records prepared contemporaneously with such independent development. CTRC RESEARCH recognizes that a violation of this Section 6.1 will result in injury to SPONSOR, the extent to which is impossible to ascertain and as such, SPONSOR will be entitled to an injunction restraining and enjoining CTRC RESEARCH from violating or continuing to violate this Section 6.1.

       6.2. The parties have signed a Mutual Secrecy Agreement in the form attached hereto as Exhibit II. This Agreement shall supersede and shall operate in lieu of the terms and conditions of said Mutual Secrecy Agreement.

7.                           INVENTIONS AND PATENTS

       7.1. CTRC RESEARCH will promptly disclose in writing to SPONSOR complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by CTRC RESEARCH, either solely or in collaboration with others, during the terms of this Agreement whether or not during regular working hours, relating directly to the PROJECT (hereinafter referred to as "Developments"). CTRC RESEARCH to the extent that CTRC RESEARCH has the legal right to do so, hereby acknowledges that any and all of such Developments are the property of SPONSOR, and CTRC RESEARCH hereby assigns and agrees to assign to SPONSOR any and all of CTRC RESEARCH's right, title and interest in and to any and all of such Developments, except that CTRC Research hereby retains the following licenses:

       (i) an assignable, non-exclusive, royalty-free license to use and practice such Developments for research and non-research purposes, provided such Developments are not used to produce 4-HC for commercial purposes; and

       (ii) an assignable, non-exclusive, royalty-free license, which shall be effective upon termination of this Agreement, to utilize and practice such Developments for non-research purposes, including the right to produce 4-HC.

       7.2. As to any future Developments made by CTRC RESEARCH which relate directly to the PROJECT and which are first conceived or reduced to practice during the term of this Agreement, but which are claimed for any reason to belong to an entity or person other than SPONSOR, CTRC RESEARCH will promptly disclose the same in writing to SPONSOR. If SPONSOR makes claim of ownership to such Development, the rights (if any) of CTRC RESEARCH will be settled by arbitration in accordance with Section 11.5 hereof.

       7.3. The provisions of Sections 7.1 and 7.2 shall not apply to any Development meeting the following conditions: (a) such Development was made without the use of any equipment, supplies, or trade secret information of SPONSOR; and (b) such Development does not result from any work performed by CTRC RESEARCH for SPONSOR under this Agreement.

       7.4 Upon request and without further compensation therefor, but at no expense to CTRC RESEARCH, and whether during the term of this Agreement, or thereafter, CTRC RESEARCH will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of SPONSOR, its successors and assigns, may be reasonably necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording SPONSOR's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

       7.5. CTRC RESEARCH will keep complete, accurate and authentic accounts, notes and records of all Developments in the manner and form reasonably requested by SPONSOR. Such accounts, notes, data and records shall be the property of SPONSOR, and, upon its request, CTRC RESEARCH will promptly surrender the original of the same to it or, if not previously surrendered upon its request or otherwise, CTRC RESEARCH will surrender the original of the same to SPONSOR upon the termination of this Agreement. CTRC RESEARCH shall have the right to retain a copy of all accounts, notes and records of all Developments which are created pursuant to this Agreement.

       7.6. Except as contained in this Agreement, no license under any SPONSOR patent is granted to CTRC RESEARCH hereby.

8.                           INDEPENDENT CONTRACTOR

       Subject to Section 1 hereof, SPONSOR will not have the right to direct or control the activities of CTRC RESEARCH performing the services provided herein, and CTRC RESEARCH shall perform services hereunder only as an independent contractor, and nothing herein shall be construed to be inconsistent with the relationship or status. Under no circumstances shall CTRC RESEARCH be considered to be an employee or agent of SPONSOR. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

9.                          NON-COMPETITION COVENANT

       CTRC RESEARCH covenants and agrees that, except as provided for in any agreement which may be negotiated between the parties as specified in Section 4, during the term of this Agreement, CTRC RESEARCH shall not directly or indirectly engage in competition with SPONSOR in any manner or capacity (e.g., as a supplier, advisor, consultant, manufacturer, principal, agent, partner, stockholder, independent contractor, member of any association or otherwise) by engaging in the synthesis of 4-HC for any purpose except research being conducted by CTRC RESEARCH. The geographic scope of this covenant shall be the entire world. CTRC RESEARCH further agrees that during the term of this Agreement and thereafter, it will not, directly or indirectly, assist any other person or entity in carrying out, directly or indirectly, any activity that would be prohibited by this Section 9 if such activity were carried out by CTRC RESEARCH.

10.                                  NOTICES

       All notices of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered or when mailed through the U.S. Postal Service, postage prepaid, as evidenced by a postmark certificate of mailing, or by similar means for delivery, such as a signed receipt acknowledging personal delivery, to the party to whom delivery shall be made at the respective addresses set out below:

       If to CTRC RESEARCH:        Anita I. Busquets
                                   Institute for Drug Development
                                   14960 Omicron
                                   San Antonio, Texas  78245

       If to SPONSOR:              Attention:  Charles C. Muscoplat, Ph.D.
                                   Executive Vice President, New Business
                                   MGI PHARMA, INC.
                                   Suite 300 E., Opus Center
                                   9900 Bren Road East
                                   Minneapolis, Minnesota  55343-9667

11.                               MISCELLANEOUS

       11.1. In the event of acts of God, action of the elements, war, invasion, civil commotion, insurrection, labor disturbance, fire, floor, earthquake, or government restriction, or intervention which is beyond the control of CTRC RESEARCH which renders performance under this Agreement impossible or economically impractical, failure on that account during each period shall be excused during such period or periods of inability to perform.

       11.2. This Agreement, together with the attached exhibits and schedules, constitutes the entire understanding between the parties as of the date of the execution of this Agreement with respect to the subject matter hereof and shall supersede any prior agreements or understandings (whether oral or written) between the parties hereto relating to the subject matter hereof and may be modified only by a written instrument duly executed by each party's authorized representative. If either party shall on any occasion fail to perform any provision of this Agreement and the other party shall not enforce that provision, the failure to enforce on that occasion shall not prevent enforcement on any other occasion.

       11.3. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provision not held to be invalid, and such invalidity shall not affect the enforceability of such provision in any jurisdiction where such provision has not been held to be invalid. In furtherance of and not in limitation of the foregoing, it is expressly agreed that should the duration of or geographical scope of, or activities covered by, the non-competition covenant of Section 9 to be determined to be in excess of that which is valid or enforceable under applicable law, then such Section 9 shall be construed to cover that duration or scope or those activities which may be validly or enforceably be covered.

       11.4. Neither party, except as otherwise provided in this Agreement, shall assign this Agreement or its rights and obligations hereunder without the prior written consent of the other party, provided, however, that this Agreement may be assigned by CTRC RESEARCH to a successor or assignee of its services upon prior written notice to SPONSOR, and SPONSOR may assign this Agreement to any entity or person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with SPONSOR, or to any successor in interest of SPONSOR resulting from the merger, consolidation or sale of all or substantially all of the assets of SPONSOR, without the prior consent of CTRC RESEARCH.

       11.5. This Agreement shall be governed by the laws of the State of Texas. All disputes arising under this Agreement which cannot be settled by mutual consent of the parties shall be submitted to arbitration in accordance with the rules of the American Arbitration Association, the costs and expenses of which arbitration shall be borne by the party against which a decision is rendered.

       11.6. Notwithstanding the termination of this Agreement, Sections 4.1-4.4, 5.1-5.3, 6.1, 7.1-7.5 and 8 shall survive the termination of this Agreement and shall be binding and enforceable as may be provided in said sections.

       11.7. CTRC RESEARCH is on notice that SPONSOR may utilize the goods to be purchased hereunder in the manufacture of products destined for sale to the U.S. Government or a U.S. Government financed project. Unless exempt therefrom, CTRC RESEARCH agrees to comply with the Executive Order 11246, the Rehabilitation Act of 1973, including amendments thereto, and all rules and regulations issued thereunder. Unless exempt, this contract is subject to the Equal Opportunity Clause set forth in 41 C.F.R. Section 60-1.4 and the Affirmative Action Clauses set forth in 41 C.F.R. Section Section 60-250.4,
741.4.  Those clauses are hereby incorporated by reference.

       11.8. Paragraph readings and captions used herein are for convenience of reference only and shall not be used in the construction or interpretation of this Agreement. This Agreement has been jointly prepared on the basis of the mutual understanding of the parties and shall not be construed against either party by reason of such party's being the drafter hereof.

       11.9. No right, express or implied, is granted by this Agreement to either party to use in any manner the trademarks or the name of the other or any other trade name, service mark, or trademark owned by or licensed to the other in connection with the performance of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date written above.


                                           CTRC RESEARCH FOUNDATION


                                           By:  /s/ Richard L. Love
                                              ----------------------------------
                                                  Richard L. Love
                                                     Chief Operating Officer



                                           By:   /s/ Alexander L. Weis
                                               ---------------------------------
                                                  Alexander L. Weis, Ph.D.
                                                     Project Manager



                                           Date:   December 2, 1993
                                                 -------------------------------

                                           MGI PHARMA, INC.



                                           By:
                                               ---------------------------------
                                                  Its  Executive Vice President
                                                      --------------------------

                                           Date:  December 28, 1993
                                                 -------------------------------

                                   EXHIBIT I

                                    WORKPLAN

                   SYNTHESIS OF 4-HYDROPEROXYCYCLOPHOSPHAMIDE

PHASE ONE

       CTRC's Institute for Drug Development ("IDD"), under the leadership of Dr. Alex Weis, will undertake to develop a scalable process to make and purify 4-hydroperoxycyclophosphamide (4-HC). The specific objectives will be:

1. In calendar year 1993 develop a process which will reproducibly yield 20 to 30 grams of 4-HC to a purity of at least 98.5% and which can be scaled for eventual production of 5 to 10 kg per year.

2. Provide MGI Pharma with 20 grams of 4-HC, produced in IDD's labs under Good Manufacturing Practices (GMP), by November 1, 1993.

3. In collaboration with MGI Pharma, prepare a DMF which shall be available to MGI Pharma upon request.

4. In connection with the intent to prepare for on-going GMP synthesis at IDD, the following specific tasks will be performed:

       o      IDD will allow MGI to inspect IDD's facilities and procedures.

       o IDD will establish and maintain a Type I DMF for the manufacture of 4-HC and will ensure that the DMF coverage extends to other subcontracted facilities (e.g. Lipitek, Inc.), utilized by IDD.

       o      IDD will provide letter of access to IDD's DMF at MGI's request.

       o IDD is to manufacture drug substance utilizing raw materials that have been released per MGI supplied raw material specifications, and pursuant to MGI supplied Master Formula/Batch Record(s).

       o IDD is to be responsible for the procurement, testing and maintaining inventory of raw materials, for the manufacture of the drug substance and for providing required documentation related to same. IDD will maintain original documentation of raw material receipt, testing and drug substance synthesis. IDD will provide reserve samples of each batch of drug substance to MGI and may maintain reserve samples for IDD use.

       o IDD to specify the significant steps in the manufacturing process and will identify tests and control parameters for the precursor and the ozonolysis product.

       o IDD to outline a validation of the precursor and of the ozonolysis to be provided to MGI. MGI will then generate the protocol and document the execution of the protocol by IDD.

       o IDD is to complete the characterization of the drug substance to include the following tests on a lot identified by MGI, NMR, and TLC.

       o      IDD is to develop solubility profiles in at least 3 solvents.

       o IDD is to provide detail of purification and characterization of ozonolysis performed at 0 deg. C and -40 deg. C (test for robust synthesis).

       o IDD to provide a detailed flow chart to include process steps, equipment, and scale of the synthesis process.

       o IDD is to describe any modifications and changes made to the synthesis and characterizations of resultant products.

       o IDD to recommend the characterization of the Reference Standard, provide the complete documentation of the manufacture of the standard per an approved batch record, and assist MGI in characterization of standard.

       o IDD to provide rationale and explanation of controls of the Pivotal Step identified as Ozonolysis and the Key Intermediate identified as the Precursor, Tri-substituted Phosphate according to the format provided by MGI.

       o IDD and MGI will collaborate to write a scientific discussion that will describe the applicable stages in drug substance manufacture where the following apply:

                     where the BPC can be identified and quantified, and where yields can be calculated where a contaminant, impurity, or other substance likely to adversely affect the BPC molecule is first identified and subsequent attempts are made to remove it where an attempt is made to separate a mixture of different forms of the same molecule and isolate a desired form

       o IDD agrees that lots will not be commingled at IDD without MGI's express permission.

       o IDD to commit to provide batch records and associated documentation for all attempts and drug substance synthesis failures.

       o IDD to propose optimization and scale-up evaluations within 6 months of manufacture of the first 20 gram batch. MGI will recommend the lot sizes desired.

       o IDD to store under refrigerated conditions 40 mgs per assay for 3 HPLC assays for each drug substance synthesis attempt as reserve samples and for impurity profile information.

       o IDD to recommend which solvents, intermediates, etc. are appropriate for the reserve sample program, (dependent on stability and significance).

       o MGI will accept delivery of drug substance only after the lot has met all drug substance specification requirements, and MGI has received an executed batch record approved by IDD's Quality Assurance representative and MGI Quality Assurance. Any investigations initiated as a result of the drug substance manufacturing process must receive review and approval by IDD and MGI prior to release and acceptance by MGI.

       o MGI will be responsible for the release testing of the drug substance, and providing release documentation to IDD.

       o MGI to prepare a BOM for the materials utilized in the manufacture of the drug substance, and IDD to identify grade and method of raw material testing, as well as reserve sample requirements of the above.

       o MGI will provide the raw material specifications, test methods and perform the testing and release.

       o MGI will specify samples for testing and will provide lot number and expiration dating period for each lot.

       o MGI will be responsible for the release of the drug substance product.

       o MGI will provide shipping destination information for drug substance.

       o MGI is to retain sole ownership of all drug substance product, including but not limited to manufactured lots, experimental lots, reserve samples and other samples maintained by IDD.

PHASE TWO

       o IDD will produce up to 300 grams of 4-HC for MGI Pharma under Good Manufacturing Practices, which will be synthesized by IDD upon receipt of a purchase order from MGI Pharma which shall be in a minimum lot size of 100 grams.
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       o      Provided that IDD is requested to produce 4-HC on an on-going basis, IDD will evaluate and recommend reprocessing steps that may be undertaken which will meet the drug substance specifications, and provide the manufacturing process for same. IDD estimates that this task will be addressed in 1994.

       o IDD to attempt to manufacture via the drug substance synthesis, the related compounds and provide the resultant material to MGI for analysis.